Exhibit 16.1

March 17, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by NIP Group Inc. under Item 4.01 of its Form 6-K dated March 17, 2025. We agree with the statements concerning our Firm in such Form 6-K; we are not in a position to agree or disagree with other statements of NIP Group Inc. contained therein.

Very truly yours,

/s/ Marcum Asia CPAs llp

Marcum Asia CPAs llp

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com